EXHIBIT 3(a)

                  MASTER MARKETING AND DISTRIBUTION AGREEMENT

                                 BY AND AMONG

              AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK
                   AMERICAN GENERAL SECURITIES INCORPORATED,
              AND VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.



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                               TABLE OF CONTENTS


DESCRIPTION                                                              PAGE

SECTION 1.  AVAILABLE CONTRACTS.........................................   1

         1.1   AVAILABILITY.............................................   1
         1.2   MODIFICATION OF CONTRACTS................................   2
         1.3   SUSPENSION OR RESTRICTION OF SALES.......................   2
         1.4   REINSURANCE OF CONTRACTS.................................   2


SECTION 2.  CONTRACT DISTRIBUTION.......................................   2
         2.1   EXCLUSIVE APPOINTMENT....................................   2
         2.2   BEST EFFORTS.............................................   3
         2.3   SELLING GROUPS ..........................................   3
         2.4   SUITABILITY DETERMINATIONS...............................   3
         2.5   SALES PERSONS/ASSOCIATED AGENCIES........................   4
         2.6   INSURANCE AGENT LICENSING................................   4
         2.7   COMPLIANCE, TRAINING, AND SUPERVISION....................   5
         2.8   MARKETING MATERIALS......................................   5
         2.9   MARKETING SERVICES.......................................   6
         2.10  NON-MARKETING MATERIALS..................................   7
         2.11  INFORMATION ABOUT AGNY AND  DISTRIBUTOR..................   8
         2.12  COMPLAINTS...............................................   9
         2.13  PREMIUM PAYMENTS.........................................   9
         2.14  LIMITATIONS ON AUTHORITY.................................   9
         2.15  INDEPENDENT CONTRACTOR...................................  10


SECTION 3.  ADMINISTRATION AND RECORDKEEPING............................  10

         3.1   CONTRACT ADMINISTRATION..................................  10
         3.2   PERFORMANCE STANDARDS....................................  10
         3.3   RECORDKEEPING............................................  10


SECTION 4.  REPRESENTATIONS AND WARRANTIES..............................  11

         4.1   BY AGNY..................................................  11
         4.2   BY AGSI..................................................  12
         4.3   BY DISTRIBUTOR ..........................................  13


SECTION 5.  COMPENSATION; COSTS AND EXPENSES............................  14

         5.1   COMPENSATION.............................................  14
         5.2   REGISTRATION FEES........................................  14
         5.3   EACH PARTY TO BEAR OWN COSTS.............................  14


SECTION 6.  INDEMNIFICATION.............................................  14

         6.1   INDEMNIFICATION BY AGNY AND AGSI.........................  14
         6.2   INDEMNIFICATION BY DISTRIBUTOR...........................  16
         6.3   LIMITATION ON LIABILITY..................................  17
         6.4   INJUNCTIVE RELIEF........................................  17


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SECTION 7.  TERM AND TERMINATION........................................  18

         7.1   TERM.....................................................  18
         7.2   EVENTS OF TERMINATION....................................  18
         7.3   REMEDY OF EVENTS OF DEFAULT..............................  19
         7.4   PARTIES TO COOPERATE RESPECTING TERMINATION..............  20


SECTION 8.  ASSIGNMENT BY DISTRIBUTOR...................................  20


SECTION 9.  CONTRACT LAPSE, TERMINATION, SURRENDER, ETC.................  20


SECTION 10. CONFIDENTIALITY.............................................  20


SECTION 11. ARBITRATION OF DISPUTES.....................................  20

         11.1  ARBITRATION BINDING......................................  21
         11.2  INITIATION OF ARBITRATION................................  21
         11.3  SELECTION OF ARBITRATORS.................................  21
         11.4  IMPARTIALITY.............................................  21
         11.5  HEARING DATE AND TIME....................................  22


SECTION 12. TRADEMARKS..................................................  22

         12.1  DISTRIBUTOR TRADEMARKS...................................  22
         12.2  AGNY TRADEMARKS..........................................  22
         12.3  GRANT OF LICENSE.........................................  22
         12.4  PRIOR APPROVAL...........................................  23
         12.5  SAMPLE MATERIALS.........................................  23
         12.6  TRADEMARKS VALID AND ENFORCEABLE.........................  23


SECTION 13. BONDING AND INSURANCE.......................................  23


SECTION 14. NOTICES.....................................................  24

         14.1  MANNER OF NOTICES........................................  24
         14.2  NOTICE OF REGULATORY PROCEEDINGS.........................  24


SECTION 15. MISCELLANEOUS...............................................  25

         15.1  AMENDMENT................................................  25
         15.2  GOVERNING LAW............................................  25
         15.3  SURVIVAL OF PROVISIONS...................................  25
         15.4  SEVERABILITY.............................................  25
         15.5  WAIVER...................................................  25
         15.6  FORCE MAJEURE............................................  25
         15.7  PARTIES TO COOPERATE.....................................  25
         15.8  ENTIRE AGREEMENT.........................................  26


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                  MASTER MARKETING AND DISTRIBUTION AGREEMENT


      This Master Marketing and Distribution Agreement (the "Agreement") is made on this 5th day of January, 1998, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK, a New York insurance company ("AGNY"), on behalf of itself and each of its separate accounts listed on Schedule A hereto, as the same may be amended from time to time (each, an "Account"), AMERICAN GENERAL SECURITIES INCORPORATED, a Texas corporation ("AGSI"), and VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC., a Delaware corporation ("DISTRIBUTOR") (each, a "Party," collectively, the "Parties").


                                   RECITALS

      WHEREAS, AGNY and DISTRIBUTOR (including certain affiliates of DISTRIBUTOR) are jointly developing a variable annuity group contract and certificate known as the Generations Annuity ("New Contract"), which is to be issued through AGNY's Separate Account E ("Separate Account E");

      WHEREAS, AGNY and DISTRIBUTOR (including certain affiliates of DISTRIBUTOR) may in the future jointly develop other annuity and/or life insurance contracts (collectively referred to, together with the New Contract and any certificates under any group contract, as the "Contracts") to be issued through one or more separate accounts established by AGNY for such purposes (collectively referred to, together with Separate Account E, as the "Accounts");

      WHEREAS, AGNY hereby appoints AGSI the principal underwriter of the New Contract and currently intends to appoint AGSI the principal underwriter of all other Contracts;

      WHEREAS, AGNY and AGSI desire to retain DISTRIBUTOR (and any insurance agency associated with DISTRIBUTOR and to whom it may assign certain rights or obligations under this Agreement pursuant to Section 8 hereof (each a "VKAC Associated Agency")), on an exclusive basis, to market and distribute the Contracts and DISTRIBUTOR desires to provide such services; and

      WHEREAS, AGNY, AGSI, and DISTRIBUTOR desire to allocate among themselves certain functions relating to the administration of the Contracts.

      NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, and of the mutual expectations of benefit occurring from the activities herein contemplated, the Parties hereto agree as follows:


                        SECTION 1. AVAILABLE CONTRACTS

      1.1 AVAILABILITY. AGNY shall make available for offer and sale by DISTRIBUTOR, pursuant to the terms and conditions of this Agreement, the


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Contracts  described  in  Schedule  A  attached  hereto  and  incorporated  by reference herein, as the Parties may amend from time to time by mutual agreement.

      1.2 MODIFICATION OF CONTRACTS. AGNY, in its sole discretion, may modify or delete the terms of any Contract, to the extent permitted by the Contracts and applicable law. DISTRIBUTOR may, from time to time, propose modifications to the terms of any Contract, and AGNY agrees to consider any such proposed modification in good faith, provided, however, that any implementation of such proposed modification shall remain in AGNY's sole discretion.

      1.3 SUSPENSION OR RESTRICTION OF SALES. AGNY, in its sole discretion, may suspend or restrict the sale of any Contract in any state or other jurisdiction upon 30 days' prior written notice to DISTRIBUTOR or upon such shorter notice period as may be required by applicable law, without incurring any liability or obligation to DISTRIBUTOR. Upon such notice, DISTRIBUTOR agrees to immediately cease, and shall instruct all Selling Group Members (as defined below) to immediately cease, all solicitation activity with respect to the Contracts in those states or other jurisdictions where AGNY has suspended or restricted the sale of Contracts. In addition, notwithstanding any provision herein to the contrary, AGNY may refuse to sell any Contract to any applicant for any reason.

      1.4 REINSURANCE OF CONTRACTS. AGNY may reinsure any of the Contracts with a reinsurer of its choice at any time, to the extent permitted by applicable law.


                       SECTION 2. CONTRACT DISTRIBUTION

      2.1   EXCLUSIVE APPOINTMENT.

      (a) AGNY, as the issuer of the Contracts, and AGSI, as the principal underwriter of the Contracts, hereby appoint DISTRIBUTOR (including any VKAC Associated Agency) the exclusive distributor, during the term of this Agreement, for the marketing and distribution of the Contracts.

      (b) The foregoing appointment shall be limited to those states and other jurisdictions in which the Contracts may lawfully be offered and sold and in which DISTRIBUTOR and any Associated Agency (as defined below) are properly licensed as provided in Section 2.5 below, registered or otherwise qualified to offer and sell the Contracts under the applicable federal securities laws and the applicable insurance and other laws and regulations of each such state or other jurisdiction. AGNY shall periodically provide DISTRIBUTOR with notice pursuant to Section 14 hereof of all states and other jurisdictions in which the Contracts may lawfully be offered and sold.

      (c)   As exclusive distributor for the Contracts, DISTRIBUTOR shall:

            (i) assist in servicing the Contracts by, in its sole discretion, either (A) communicating, as appropriate, with Contract owners, annuitants, beneficiaries, and participants (collectively, "Contract owners") regarding such matters as the exercise of rights and privileges available to them under the terms of the Contracts or offered to them by AGNY; or by (B) referring Contract owners to AGNY as appropriate; and


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            (ii)  enter into  agreements  ("selling  group  agreements")  with other persons ("Selling Group Members"), pursuant to which such Selling Group Members will offer, sell, and service Contracts in those states and other jurisdictions where they and their Associated Agencies (as defined below) are properly licensed, registered or otherwise qualified to offer and sell the Contracts under the applicable insurance and other laws of each such state or other jurisdiction.

      (d) DISTRIBUTOR hereby expressly acknowledges and consents to the offer, sale, and servicing of Contracts directly by AGSI and AGSI's own Sales Persons (as defined below). The Parties hereby agree to enter into a selling group agreement in order to support such activity. This Agreement does not limit the rights of AGNY or AGSI to offer or sell insurance contracts, including, without limitation, variable annuity contracts and variable life insurance policies, other than the Contracts.

      In addition, DISTRIBUTOR authorizes AGSI to enter into agreements to sell the Contracts with persons who are qualified to sell as described in
Section 2.3. DISTRIBUTOR shall bear no responsibility or liability for any activity related to sales under such agreements, and in this regard shall be held harmless by AGNY and AGSI. AGSI shall receive DISTRIBUTOR's specific written consent before entering into any such agreement, which consent, if not withheld by DISTRIBUTOR, shall be provided within ten calendar days after AGSI has given notice of its intent to enter into the agreement. Notwithstanding the foregoing, DISTRIBUTOR, in its sole discretion, may refuse to consent to the appointment of any Selling Group Member or any Sales Person (as defined below), or may require revocation of such appointment for any reason. DISTRIBUTOR shall consult with AGNY prior to refusing to consent to an appointment or renewal of an appointment, or requiring a revocation, as to the reasons for such decision. DISTRIBUTOR shall not incur any obligation to compensate or reimburse any expenses of AGNY or AGSI as a result of any such refusal to approve the appointment of any Selling Group Member or Sales Person for which AGSI seeks approval.

      2.2 BEST EFFORTS. DISTRIBUTOR shall use its reasonable best efforts to recruit Selling Group Members to offer, sell, and service Contracts.

      2.3 SELLING GROUPS. Each Selling Group Member shall be registered with the Securities and Exchange Commission ("SEC") as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and shall be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), unless the Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act. In addition, each Selling Group Member shall have received an appropriate appointment or license by or through AGNY and, unless exempt, a level of qualification with the NASD appropriate to enable it to offer and sell Contracts. Each Selling Group Member shall enter into a selling group agreement the form of which shall be as agreed to by the Parties from time to time. DISTRIBUTOR shall not enter into any selling group agreement unless and until AGNY has given written approval of the Selling Group Member, which approval shall be provided within ten calendar days after DISTRIBUTOR has given notice of its intent to enter into the agreement.

2.4 SUITABILITY DETERMINATIONS. AGNY, AGSI and DISTRIBUTOR wish to ensure that the Contracts, the applications for which will be solicited by Selling Group Members and their respective registered sales representatives (Selling Group


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Members and registered sales  representatives  may be referred to collectively
as  "Sales   Persons";   if  the  context  so   warrants,   registered   sales
representatives may be referred to as "Sales Persons.") will be issued to persons for whom the Contracts will be suitable. Each Selling Group Member shall take reasonable steps to ensure that neither it nor any other Sales Person makes recommendations to an applicant to purchase any of the Contracts, or to select any investment option thereunder, in the absence of reasonable grounds to believe that the purchase of the Contracts or selection of that option is suitable for such applicant in compliance with federal securities law requirements governing suitability obligations. While not limited to the following, a determination of suitability shall be based on information furnished to Sales Persons after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood that the applicant will make sufficient premium payments to derive the benefits thereof, and tax status. The responsibility of Sales Persons to take such reasonable steps and make such determinations of suitability shall be a requirement of each selling group agreement entered into by DISTRIBUTOR.

      2.5 SALES PERSONS/ASSOCIATED AGENCIES. DISTRIBUTOR shall enter into a separate selling agreement whereby Selling Group Members will represent that such Selling Group Member and its Sales Persons are duly registered and qualified pursuant to the 1934 Act, NASD regulations, and any other securities regulatory requirements. DISTRIBUTOR shall insure that any VKAC Associated Agency is and remains properly licensed under the applicable insurance laws and regulations or each state of jurisdiction in which such VKAC Associated Agency is engaged in the offer or sale of the Contracts. DISTRIBUTOR shall assist in ensuring that any insurance agency associated with a Selling Group Member (each, an "Associated Agency") is and remains properly licensed under the applicable insurance laws and regulations of each state or jurisdiction in which the Associated Agency is engaged in the offer or sale of the Contracts by including this obligation in each selling group agreement entered into by DISTRIBUTOR.

      2.6   INSURANCE AGENT LICENSING.

      (a) Neither DISTRIBUTOR nor any Selling Group Member or other Sales Person thereof, shall engage in any activities with respect to the offer or sale of Contracts that would require insurance agent licensing in the state or jurisdiction where such activities are performed, unless and until such Sales Persons are properly licensed to perform such services in the particular state or other jurisdiction.

      (b) DISTRIBUTOR shall immediately notify AGNY if the license of any VKAC Associated Agency is revoked, suspended, or terminated, and shall immediately notify AGNY at such time DISTRIBUTOR becomes aware that the license of any Sales Person or Associated Agency has been revoked, suspended, or terminated.

      (c)   AGNY  agrees  to  take  all  actions   necessary   to  effect  the
appointment of the Sales Persons as insurance agents of AGNY, and to effect renewals thereof, all as required for the business of this Agreement.

      (d)   DISTRIBUTOR  shall,  from time to time,  advise  AGNY of the Sales


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Persons that DISTRIBUTOR wishes AGNY to appoint as AGNY insurance agents. AGNY shall forward all approved agent appointment forms that it receives in a timely manner to the appropriate state insurance departments.

      (e) DISTRIBUTOR and AGNY shall cooperate in making arrangements with each Selling Group Member in order to help to keep costs associated with the appointment of Sales Persons at reasonable levels.

      (f) Notwithstanding the foregoing, AGNY, in its sole discretion, may refuse to appoint or renew the appointment of any Sales Person, or may revoke such appointment for any reason. AGNY shall consult with DISTRIBUTOR prior to refusing to appoint, renew appointment, or revoking an appointment, as to the reasons for such decision. Neither AGNY nor AGSI shall incur any obligation to compensate or reimburse any expenses of DISTRIBUTOR as a result of any such refusal to appoint or renew an appointment of a Sales Person.

      2.7   COMPLIANCE, TRAINING, AND SUPERVISION.

      (a) COMPLIANCE. DISTRIBUTOR shall require each Selling Group Member to ensure that their respective Sales Persons comply with all applicable federal and state laws and regulations and the rules of the NASD relating to the offer and sale of the Contracts. This responsibility shall be a requirement of each selling group agreement entered into by DISTRIBUTOR.

      (b) TRAINING. DISTRIBUTOR agrees to conduct initial and periodic training and education of the Sales Persons in their solicitations of applications for the Contracts and all of their activities relating to this Agreement. DISTRIBUTOR agrees to train the Sales Persons as to the Contracts in accordance with any guidelines furnished by AGNY or AGSI. AGNY or AGSI may assist DISTRIBUTOR by assisting in the training and education of DISTRIBUTOR's training personnel in product specifications and markets.

      (c) SUPERVISION. Selling Group Members shall be responsible for the supervision of the Sales Persons in their solicitation of applications for the Contracts and all of their activities relating to this Agreement and that are provided for under the Selling Group Agreement. DISTRIBUTOR shall establish reasonable procedures to be implemented by Selling Group Members for periodic inspection and supervision of sales practices of the Sales Persons and DISTRIBUTOR, after consultation with Selling Group Members, shall submit reports to AGNY or AGSI as may be reasonably requested from time to time on the result of such inspections and the compliance with such procedures.

      2.8   MARKETING MATERIALS.

      (a) DISTRIBUTOR, at its sole cost, shall be responsible for developing (with the assistance of AGNY), printing and distributing all marketing materials to be used in connection with the offer and sale of the Contracts, except for (i) any prospectus for the Contracts, including any related statement of additional information ("SAI"), and any amendments or supplements to the foregoing (collectively, as the context requires, "Contract Prospectus") and (ii) any annual or semi-annual reports for an Account


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("Account Reports"), the preparation of which shall be the sole responsibility of AGNY. As used herein, "marketing materials" shall mean any "advertisement" or "sales literature," as those terms are defined in Section 35(a) of the NASD's Rules of Fair Practice, as amended from time to time, including, without limitation, any so-called "dealer only" materials.

      (b) The responsibility for (i) printing and distributing Contract Prospectuses (including any related SAI) and Account Reports used as marketing materials and (ii) the costs of printing and distributing such Contract Prospectuses and Account Reports shall be set forth in the Amended and Restated Fund Participation Agreement by and among AGNY, DISTRIBUTOR, and other parties thereto ("Participation Agreement"). DISTRIBUTOR shall deliver the current Contract Prospectus together with the current prospectus of the investment vehicles available under the Contracts, including any supplements thereto ("Fund Prospectus") (generally attached thereto) to every applicant for the related Contract at or prior to the time that an application form or other marketing materials are submitted to the applicant (other than materials submitted in compliance with Rules 134 or 482 of the Securities Act of 1933 ("1933 Act"). DISTRIBUTOR shall deliver the current SAI related to the Contracts promptly to any applicant or Selling Group Member who requests one and AGNY shall promptly forward all such requests that it receives to DISTRIBUTOR. AGNY shall at all times keep DISTRIBUTOR informed of the dates of the appropriate current Contract Prospectus and SAI.

      (c) AGNY and DISTRIBUTOR shall submit by telecopy or overnight delivery definitive copies of all marketing materials to the other for its approval, which approval, unless denied or withheld, shall be provided within at least ten (10) business days of receipt or such period to which the Parties may agree from time to time.

      (d) DISTRIBUTOR shall, to the extent required, file in a timely manner all marketing materials with the NASD, the SEC, and any other regulatory body (other than state insurance regulatory bodies), as appropriate, and shall obtain any necessary approval of these regulatory bodies of such marketing materials. AGNY shall, to the extent required, file in a timely manner all marketing materials with the various state insurance regulatory bodies, as appropriate, and shall obtain any necessary approval of these regulatory bodies of such marketing materials.

      (e) Notwithstanding the foregoing, AGNY acknowledges that Selling Group Members, at their own cost, may from time to time develop, print, and distribute marketing materials that are not jointly developed by AGNY and DISTRIBUTOR ("supplemental marketing materials"). In no event shall DISTRIBUTOR utilize, or permit or encourage Selling Group Members to utilize, any supplemental marketing materials unless AGNY has provided its written approval of such materials prior to their intended first use. The responsibility of Selling Group Members to obtain AGNY's prior written approval of supplemental marketing materials shall be a requirement of each selling group agreement entered into by DISTRIBUTOR.

      2.9 MARKETING SERVICES. In connection with the offer and sale of Contracts, DISTRIBUTOR agrees to:


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      (a)   develop a marketing plan for the  introduction and continuing sale of the Contracts through Selling Group Members;

      (b) provide AGNY on an ongoing basis with information concerning the marketability of the Contracts and the usefulness of the marketing materials jointly prepared by AGNY and DISTRIBUTOR or any other documents prepared by AGNY, and advise AGNY with regard to the desirability of revising or redesigning the same;

      (c) provide AGNY on an ongoing basis with comparative data regarding products offered by other life insurance companies and mutual fund groups;

      (d) initiate and maintain contact with existing and potential Selling Group Members for purposes of advising AGNY on the desirability of developing and implementing new Contract features;

      (e) receive written and oral inquiries from Selling Group Members with respect to the Contracts and coordinate responses to the same with AGNY;

      (f) provide assistance to Selling Group Members in arranging for the insurance licensing and appointment of the Members' Sales Persons;

      (g) distribute to Selling Group Members copies of all marketing and non-marketing materials, described herein, that are approved or prepared by AGNY pursuant to this Agreement;

      (h) maintain a toll-free number and support and service unit to render assistance to Selling Group Members in connection with the offer and sale of Contracts;

      (i) provide Selling Group Members, to the extent requested, with technical assistance at the time of sale of the Contracts;

      (j) participate in seminars for customers and potential customers of Selling Group Members; and

      (k) provide such other marketing services and support as AGNY may reasonably request from time to time.

      2.10  NON-MARKETING MATERIALS.

      (a) AGNY, at its sole cost, shall be responsible for preparing, printing in quantity and delivering to DISTRIBUTOR: (i) all Contract forms, applications and related materials, (ii) all documents pertaining to the processing of premium payments, refunds and other monies, and (iii) all documents pertaining to transactions, claims, and other features available under the Contracts, including, but not limited to, full or partial surrenders, exchanges, transfers, loans, systematic purchases, death claims, changes in premium allocations, and changes in beneficiary.

      (b) AGNY, at its sole cost, shall be responsible for preparing, printing, and distributing all correspondence with Contract owners, except for correspondence prepared, printed, and distributed by DISTRIBUTOR pursuant to AGNY's prior approval.

      (c)   The   responsibility   for  printing  and  distributing   Contract


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Prospectuses   to  existing   Contract  owners  shall  be  set  forth  in  the
Participation Agreement.

      (d) AGNY, at its sole cost, shall be responsible for preparing, printing, distributing to existing Contract owners, and, to the extent required, filing with any appropriate regulatory body, in a timely manner, or causing the same to be done: (i) all Contract owner account statements, (ii) Account Reports, (iii) voting cards, as appropriate; and (iv) all reports, forms, and other information necessary to comply with applicable federal and state tax law.

      (e) AGNY shall provide to DISTRIBUTOR or its designated agent at least one complete copy of all SEC registration statements, Contract Prospectuses, Account Reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      (f) AGNY, as agent for AGSI and DISTRIBUTOR shall, upon or prior to the completion of each Contract transaction for which a confirmation is legally required, send a written confirmation to the Contract owner for each such transaction, in a form and manner which complies with the requirements of the 1934 Act, state laws and regulations, and the disclosure requirements of the NASD. Such confirmations shall be furnished to all Contract owners in accordance with securities laws, shall reflect the facts of the transaction, and, if applicable, shall show that they are being sent by AGNY on behalf of AGSI and DISTRIBUTOR.

      2.11  INFORMATION ABOUT AGNY AND DISTRIBUTOR

      (a) Neither AGNY nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning
DISTRIBUTOR or its affiliates in connection with the sale of the Contracts other than the information or representations provided by or on behalf of DISTRIBUTOR and its affiliates that are contained (i) in the registration statement, including the Contract Prospectus contained therein, as such registration statement and Prospectus may be amended from time to time; (ii) in Account Reports or voting instruction solicitation materials for each Account; or (iii) marketing materials prepared, except with the express written permission of DISTRIBUTOR. As used herein, the term "affiliate" shall have the same meaning as defined in Section 2(a)(3) of the Investment Company Act of 1940 ("1940 Act").

      (b) Neither DISTRIBUTOR nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning AGNY, AGSI, or their respective affiliates in connection with the sale of the Contracts other than the information or representations provided by or on behalf of AGNY, AGSI, or their respective affiliates that are contained in (i) the registration statement, including the Contract Prospectus contained therein, as such registration statement and Prospectus may be amended from time to time; (ii) in Account Reports or voting instruction solicitation materials for each Account; or (iii) in marketing material, except with the express written permission of AGNY.

      2.12  COMPLAINTS.

      In the case of an oral or written consumer or regulatory agency complaint, AGNY, AGSI, and DISTRIBUTOR shall each promptly notify the others and shall coordinate and fully cooperate in responding to such complaints. AGNY, AGSI, and DISTRIBUTOR shall jointly develop procedures to coordinate, investigate and respond to such complaints. AGNY, AGSI and DISTRIBUTOR agree to consult with one another with respect to the disposition of any complaints or grievances and DISTRIBUTOR shall use its best efforts to obtain the cooperation of any Sales Person in the disposition thereof. AGSI and DISTRIBUTOR shall maintain customer complaint files pursuant to applicable NASD rules.

      2.13 PREMIUM PAYMENTS. DISTRIBUTOR and AGNY shall enter into agreements with Selling Group Members setting forth the method for, and responsibilities with respect to, the handling and processing of premium payments or other monies received in connection with the sale of the Contracts.

      2.14 LIMITATIONS ON AUTHORITY. DISTRIBUTOR and Sales Persons shall have no authority to, and shall not:

      (a) alter or substitute AGNY's Contract applications or forms in any manner;

      (b) guarantee the issuance of any Contract or the reinstatement of any lapsed Contract (in the case of life insurance Contracts), or the reinvestment of any Contract (in the case of annuity Contracts);

      (c) add, alter, waive or discharge any Contract provision, including, without limitation, any forfeiture provision, or represent that such can be done by AGNY;

      (d) make any settlement of any claim or claims or bind AGNY or any of its affiliates in any way;

      (e) extend the time of making any premium payments, or pay or allow any inducement not specified in the Contracts to any Contract owner or applicant, or rebate any portion of a premium payment, in any manner whatsoever;

      (f) incur any indebtedness or liability on behalf of or expend or contract for the expenditure of the funds by AGNY;

      (g) enter into legal proceedings in connection with any matter pertaining to the business of AGNY without the prior written consent of AGNY, unless DISTRIBUTOR or any Sales Person, as the case may be, is named in such proceedings;

      (h) give or offer to give, on behalf of AGNY, any tax or legal advice related to the purchase of a Contract; or

      (i) exercise any authority on behalf of AGNY other than that expressly conferred on DISTRIBUTOR or any Sales Person by this Agreement.

      2.15 INDEPENDENT CONTRACTOR. DISTRIBUTOR shall at all times function as, and be deemed to be, an independent contractor. Nothing contained herein shall be construed as creating the relationship of employer and employee between or among AGNY, AGSI, and DISTRIBUTOR (or any Sales Person or Associated Agency thereof).


                  SECTION 3. ADMINISTRATION AND RECORDKEEPING

      3.1 CONTRACT ADMINISTRATION. Each Party agrees to perform the administrative duties assigned to such Party under Schedule B attached hereto and incorporated by reference herein, as the Parties may amend from time to time by mutual agreement. Each party acknowledges that the other party may subcontract its rights and responsibilities enumerated in Schedule B to one or more third party vendors. Although such duties may be delegated, each party agrees that it is legally liable for the performance of the same.

      3.2 PERFORMANCE STANDARDS. Each Party agrees to use its reasonable best efforts to meet or exceed the standards for performing the various administrative duties set out in Schedule B attached hereto and incorporated by reference herein, as the Parties may amend from time to time by mutual agreement.

      3.3   RECORDKEEPING.

      (a) Each Party agrees to keep, at its principal office, all accounts, books and other records (collectively, "records") required by and in accordance with applicable federal and state law, and the regulations of any regulatory body having jurisdiction over such records, including, without limitation, Rules 31a-1 and 31a-2 under the 1940 Act and Rules 17a-3 and 17a-4 under the 1934 Act. In the case of AGNY, records may be kept at another location in accordance with procedures approved by the New York Superintendent of Insurance.

      (b) Each Party agrees to maintain any and all records as may pertain to the Contracts and this Agreement in a manner that clearly and accurately discloses the precise nature and details of Contract transactions or any transactions related thereto.

      (c) Each Party agrees to assist the others in the timely preparation of records. In this regard, each Party shall promptly furnish to any other Party hereto any reports and information that such other Party may request for the purpose of meeting reporting and recordkeeping requirements under the insurance laws of the state of New York or any other state and under the federal or state securities laws or the rules of the NASD.

      (d) To the extent that records maintained by AGNY, AGSI or DISTRIBUTOR (each, a "Maintaining Party" as the case may be) are necessary to satisfy the recordkeeping requirements imposed by federal securities laws and regulations on any other Party to this Agreement (the "Responsible Party"), the Responsible Party hereby appoints the Maintaining Party as its agent for the purpose of keeping and maintaining such records. As required by 1940 Act Rule 31a-3(a) and 1934 Act Rule 17a-4(i), such records will be the exclusive property of the Responsible Party, but this shall not preclude the Maintaining Party from having access to such records or keeping copies of such records for its own files. In addition, as required by 1940 Act Rule 31a-3(a) and 1934 Act Rule 17a-4(i), the Maintaining Party shall, promptly upon the request of the Responsible Party, surrender or provide reasonable access to, as requested, all records held by it for the Responsible Party pursuant to this Agreement in a form mutually agreed to by such Parties. In order to comply with 1934 Act Rule 17a-4(i), with respect to books and records maintained or preserved subject thereto, the Maintaining Party hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the SEC, and to promptly furnish to the SEC or its designee true, correct, complete and current hard copy of any or all of any part of such books and records.


                   SECTION 4. REPRESENTATIONS AND WARRANTIES

      4.1   BY AGNY

      AGNY represents and warrants that:

      (a) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement,

      (b) it has legally and validly established and maintains each Account as a segregated asset account under New York statutes and the regulations thereunder,

      (c) the Contracts comply in all material respects with all other applicable federal and state laws and regulations,

      (d) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act,

      (e) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act, New York law, and the laws of any other state in which the Contracts are offered and sold,

      (f) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, and each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required,

      (g) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder,

      (h) AGNY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and

      (i) each Contract Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, but excluding information contained or omitted in reliance upon and in conformity with information furnished to AGNY or AGSI by or on behalf of DISTRIBUTOR.

      AGNY further represents that:

      (a) the Contracts currently are and will be treated as annuity, endowment, or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), that it will use its best efforts to maintain such treatment, and that it will notify DISTRIBUTOR immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future, and

      (b) that each Account is a "segregated asset account," that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder, that it will use its best efforts to continue to meet such definitional requirements, and that it will notify DISTRIBUTOR immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.


      4.2   BY AGSI

      AGSI represents and warrants that:

      (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement,

      (b) it is a member in good standing of the NASD and that it has obtained all approvals necessary to offer the Contracts and otherwise enter into and carry out all transactions contemplated by this Agreement, has obtained or will obtain all approvals, licenses, authorizations, orders or consents, and shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction where offers or sales of the Contracts may be made,

      (c) it is bonded as required by all applicable laws and regulations and that it will carry out its sales and underwriting obligations hereunder in continued compliance with the NASD Rules of Fair Practice and federal and state securities laws and regulations and state insurance laws and regulations,

      (d) it is duly registered with the SEC as a broker-dealer under the 1934 Act, and that the activities of DISTRIBUTOR and Sales Persons in connection with the offer and sale of Contracts shall be in compliance with applicable federal and state securities laws and regulations in all material respects,

      (e) in its capacity as principal underwriter of the Contracts it has performed due diligence in order to discharge its obligations to all Selling Group Members, and further that the Contracts are the subject of a bona fide offering and that after a reasonable examination of the Contracts, it has determined that the representations contained in the Contract prospectuses are true and correct,

      (f) it shall at all times provide appropriate supervision for those home office employees of AGNY who are registered representatives of AGSI and who are required by AGNY to execute duties on behalf of AGNY which are related to the Contracts, and

      (g) it shall take all actions necessary to obtain and maintain all regulatory approvals required to underwrite the Contracts for sale in all states and jurisdictions in which the Contracts may be sold.

      4.3   BY DISTRIBUTOR.

      DISTRIBUTOR represents and warrants that:

      (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement,

      (b) it is a member in good standing of the NASD and that it or the VKAC Associated Agencies have or will have obtained all approvals necessary to offer the Contracts and otherwise enter into and carry out all transactions contemplated by this Agreement, have obtained or will obtain all approvals, licenses, authorizations, orders or consents, and shall be duly registered or otherwise qualified under the securities and insurance laws of any state or other jurisdiction where offers or sales of the Contracts may be made,

      (c) it or each VKAC Associated Agency is bonded as required by all applicable laws and regulations and will carry out its or their sales and underwriting obligations hereunder in continued compliance with the NASD Rules of Fair Practice and federal and state securities laws and regulations and state insurance laws and regulations,

      (d) it is duly registered with the SEC as a broker-dealer under the 1934 Act, and that the activities of DISTRIBUTOR shall be in compliance with applicable federal and state securities laws and regulations in all material respects,

      (e) neither it nor any of its Sales Persons or the VKAC Associated Agencies shall make any representations concerning the Contracts, except those contained in or reasonably derived from the Contract Prospectus, registration statements, annual or semi-annual reports of each Account, or in other written materials prepared or approved by or on behalf of AGNY, and

      (f) to the extent that DISTRIBUTOR assigns rights or obligations under this Agreement to an Associated Agency pursuant to Section 8 hereof, DISTRIBUTOR represents and warrants that such Associated Agency will have and maintain all governmental approvals, licenses, authorizations, orders or consents that are necessary for it to be assigned such rights and perform any such obligations. In addition, the representations and warranties made by DISTRIBUTOR in this Section 4.3 shall be read to apply to each VKAC Associated Agency where the context so requires.


                  SECTION 5. COMPENSATION; COSTS AND EXPENSES

      5.1   COMPENSATION.

      (a) AGNY agrees to compensate DISTRIBUTOR for its services hereunder in accordance with Schedule C attached hereto and incorporated herein by reference, as the Parties may amend from time to time by mutual agreement.

      (b) DISTRIBUTOR agrees that neither it nor any of its Sales Persons or the VKAC Associated Agencies will pay any commission, or portion thereof, or other compensation based upon a percentage of premium payments or other valuable consideration for services rendered in soliciting the sale of the Contracts to any person or entity (i) that is not duly licensed or appointed by AGNY to sell the Contracts under the applicable laws of any state or jurisdiction or (ii) that is not duly registered or otherwise qualified under the 1934 Act and rules thereunder or under any applicable state laws and rules governing broker-dealers and their Sales Persons, unless exempt therefrom; provided, however, that this representation shall not prohibit the payment of compensation to the widow(er) or other beneficiary of a person lawfully entitled to receive such compensation pursuant to a bona fide contract that calls for such payment.

      5.2 REGISTRATION FEES. The fees imposed by the SEC pursuant to Rule 24f-2 under the 1940 Act in connection with the registration of an Account's units of interest under the 1933 Act shall be borne equally by AGNY and DISTRIBUTOR.

      5.3 EACH PARTY TO BEAR OWN COSTS. Except as otherwise expressly provided, each Party to this Agreement shall bear all expenses of fulfilling its duties and obligations hereunder. To the extent one Party initially bears any costs or expenses that are the responsibility of another Party, that other Party shall reimburse the Party that initially bore such expenses promptly upon request.


                          SECTION 6. INDEMNIFICATION

      6.1   INDEMNIFICATION BY AGNY AND AGSI

      (a) Except as limited by and in accordance with the provisions of Sections 6.1(c) and 6.1(d) below, AGNY and AGSI, jointly and severally, shall indemnify and hold harmless DISTRIBUTOR against any loss, claim, damage or liability (including amounts paid in settlement with the written consent of DISTRIBUTOR), or litigation (including reasonable counsel fees and other costs of investigating or defending any alleged loss, claim, damage, or liability) to which DISTRIBUTOR may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities are related to the sale of the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contract, the registration statement relating to the Contracts, the Contract Prospectus, or in any published marketing materials or communications with any Contract owner (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party, as defined below, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AGNY or AGSI by or on behalf of DISTRIBUTOR or any VKAC Associated Agency thereof for use in the foregoing materials; or

            (ii) arise out of the failure of AGNY, AGSI, or any of their respective affiliates, officers, directors, or employees, to comply with any applicable securities, insurance, or other laws and regulations in connection with its rendering of Contract issue, recordkeeping, confirmation or other services under this Agreement; or

            (iii) arise out of AGNY's or AGSI's negligence or misconduct, or that of their respective affiliates, officers, directors, or employees in the performance of its duties hereunder; or

            (iv) arise as a result of any failure by AGNY or AGSI to substantially provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation or warranty made by AGNY or AGSI in this Agreement or arise out of or result from any other material breach of this Agreement by AGNY or AGSI.

      (b) The indemnities in this Section 6.1 shall, upon the same terms and conditions, extend to and inure to the benefit of each director, officer, Sales Person and affiliate of DISTRIBUTOR or any VKAC Associated Agency and any person controlling DISTRIBUTOR within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an "Indemnified Party").

      (c) AGNY and AGSI shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      (d) Neither AGNY or AGSI shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified AGNY and AGSI, if appropriate, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AGNY and AGSI of any such claim shall not relieve AGNY and AGSI from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, AGNY and AGSI shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from AGNY and AGSI to such party of AGNY's and AGSI's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and AGNY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      6.2   INDEMNIFICATION BY DISTRIBUTOR

      (a) Except as limited by and in accordance with the provisions of Sections 6.2(c) and 6.2(d) below, DISTRIBUTOR shall indemnify and hold harmless AGNY and AGSI against any loss, claim, damage or liability (including amounts paid in settlement with the written consent of AGNY and AGSI), or litigation (including reasonable counsel fees and other costs of investigating or defending any alleged loss, claim, damage, or liability) to which AGNY or AGSI may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities are related to the sale of the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contract, the registration statement relating to the Contracts, the Contract Prospectus, or in any published marketing materials or communications with any Contract owner (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AGNY or AGSI by or on behalf of DISTRIBUTOR or any VKAC Associated Agency thereof for use in the foregoing materials; or

            (ii)  arise  out  of  the  failure  of  DISTRIBUTOR  or  any  VKAC
      Associated Agency, including affiliates, officers, directors, or employees of the foregoing, to comply with any applicable securities or other laws and regulations in connection with its rendering of Contract marketing, distribution, recordkeeping, or other services under this Agreement; or

            (iii) arise out of the negligence or misconduct of DISTRIBUTOR or any VKAC Associated Agency, or that of any affiliate, officer, director, or employee of the foregoing, in the performance of its duties hereunder; or

            (iv)  arise  as  a  result  of  any  failure  by   DISTRIBUTOR  to
      substantially provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation or warranty made by DISTRIBUTOR in this Agreement or arise out of or result from any other material breach of this Agreement by DISTRIBUTOR.

      (b) The indemnities in this Section 6.2 shall, upon the same terms and conditions, extend to and inure to the benefit of each director, officer, and affiliate of AGNY or AGSI and any person controlling AGNY or AGSI within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an "Indemnified Party").

      (c) DISTRIBUTOR shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      (d) DISTRIBUTOR shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DISTRIBUTOR of any such claim shall not relieve DISTRIBUTOR from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, DISTRIBUTOR shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from DISTRIBUTOR to such party of DISTRIBUTOR's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      6.3 LIMITATION ON LIABILITY. In no event shall any Party under this Agreement be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other Party, as opposed to a third party.

      6.4 INJUNCTIVE RELIEF. The Parties each agree that monetary damages may be an inadequate remedy in the event of a breach by any Party of any of the covenants in this Agreement, and that any such breach by a Party may cause the other Parties great and irreparable injury and damage. Accordingly, the

Parties agree that the non-breaching Parties shall be entitled, without waiving any additional rights or remedies otherwise available to it at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by any other Party of any of said covenants.


                        SECTION 7. TERM AND TERMINATION

      7.1 TERM. This Agreement shall be effective as of the date first above written and shall, unless earlier terminated pursuant to Section 7.2 or 7.3, remain in full force and effect thereafter with respect to all Contracts of each particular form type until no Contracts of that particular form type remain outstanding.

      7.2   EVENTS OF TERMINATION.

      (a) This Agreement shall terminate at any Party's option, without penalty:

            (i) with or without cause, on not less than 180 days' written notice to the other Parties;

            (ii)  upon the mutual written consent of the Parties;

            (iii) upon written notice of one Party to the other Parties in the event of bankruptcy or insolvency of such party to which notice is given; or

            (iv) in the event of an assignment of this Agreement, subject to the provisions of Section 8.

      (b) This Agreement shall terminate at the option of DISTRIBUTOR, subject to Section 7.3, in the event of:

            (i) fraud, misrepresentation, conversion or unlawful withholding of funds by AGNY or AGSI;

            (ii) the dissolution or disqualification of AGNY or AGSI to do business under any applicable state or federal law where AGNY or AGSI's ability to perform is materiallyimpaired; however, such termination shall extend only to the jurisdiction(s) where AGNY or AGSI is prohibited from doing business;

            (iii) the suspension or revocation of any material license or permit held by AGNY or AGSI by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where AGNY or AGSI is prohibited from doing business;

            (iv) the sale (without the prior written consent of DISTRIBUTOR, which consent shall not be unreasonably withheld) of the AGNY or AGSI business relating to the Contracts, which sale is to an unaffiliated person or entity, whether by merger, consolidation, or sale of substantially all of AGNY or AGSI's assets, during the term of, and any extension of, this Agreement; or

            (v) upon the institution of formal proceedings against AGNY or AGSI by the NASD, SEC, or any other regulatory body regarding AGNY or AGSI's duties under this Agreement, the sale of the Contracts, or the operation of any Account, provided that such proceedings result in a finding of material wrongdoing by AGNY or AGSI.

      (c) This Agreement shall terminate at the option of AGNY or AGSI, subject to Section 7.3, in the event of:

            (i) fraud, misrepresentation, conversion or unlawful withholding of funds by DISTRIBUTOR;

            (ii) the dissolution or disqualification of DISTRIBUTOR to do business under any applicable state or federal law where DISTRIBUTOR's ability to perform is materially impaired; however, such termination shall extend only to the jurisdiction(s) where DISTRIBUTOR is prohibited from doing business;

            (iii) the suspension or revocation of any material license or permit held by DISTRIBUTOR by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where DISTRIBUTOR is prohibited from doing business;

            (iv) the sale (without the prior written consent of AGNY, which consent shall not be unreasonably withheld) of DISTRIBUTOR's business to an unaffiliated person or entity, whether by merger, consolidation, or sale of substantially all of DISTRIBUTOR'S assets during the term of, and any extension of, this Agreement (Notwithstanding this subsection 7.2(c)(iv), AGNY and AGSI specifically consent to the transactions contemplated by the Merger Agreement.); or

            (v) upon the institution of formal disciplinary proceedings against DISTRIBUTOR by the NASD, SEC, or any other regulatory body, regarding DISTRIBUTOR's duties under this Agreement or the sale of the Contracts, provided that such proceedings result in a finding of material wrongdoing by DISTRIBUTOR.

      7.3 REMEDY OF EVENTS OF DEFAULT. If any Party breaches this Agreement or is in default in the performance of any of its duties and obligations hereunder (the "defaulting Party"), including, without limitation, a breach in any representation or warranty made by the defaulting Party, the non-defaulting Parties may give written notice thereof to the defaulting Party, and if such breach is not remedied within 30 days after such written notice is given, then the non-defaulting Parties may terminate this Agreement by giving 30 days' written notice of such termination to the defaulting Party.

      7.4 PARTIES TO COOPERATE RESPECTING TERMINATION. The Parties agree to cooperate and give reasonable assistance to each other in effecting an orderly transition following termination.


                     SECTION 8. ASSIGNMENT BY DISTRIBUTOR

      DISTRIBUTOR may, with the prior written consent of AGNY and prior notification to the New York Insurance Department, assign its rights or obligations under this Agreement to a VKAC Associated Agency to the extent deemed necessary or appropriate by DISTRIBUTOR in order to comply with applicable laws or regulations. If obligations under this Agreement are assigned to a VKAC Associated Agency as permitted herein, DISTRIBUTOR shall not be relieved of any of such obligations.


            SECTION 9. CONTRACT LAPSE, TERMINATION, SURRENDER, ETC.

      During the term of this Agreement and for two (2) years following the termination of this Agreement, neither DISTRIBUTOR nor any of its VKAC Associated Agencies or Sales Persons, or any affiliate, director, officer or employee of the foregoing, shall induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner (a) to lapse, terminate, surrender, exchange, or cancel his or her Contract, (b) to cease or discontinue making premium payments thereunder, or (c) to direct cash value or premium payments thereunder to any other financial product without the prior written consent of AGNY, unless such act is in response to an enactment of federal or state legislation, order or decision of any court or regulatory authority, or a change in circumstances that makes the Contracts or insurance contracts of that type (E.G., annuity contracts or life insurance contracts) an unsuitable investment for existing Contract owners. AGNY shall have the right to cease compensation payments to DISTRIBUTOR in the event this provision is violated; provided, however, that this Section 9 shall have no effect in the event AGNY undertakes either (1) a formal exchange offer of the Contracts, or (2) a substitution of any series of a fund or funds advised or sub-advised by an affiliate of DISTRIBUTOR pursuant to Section 26(b) of the Investment Company Act of 1940, and neither (1) nor (2) is undertaken as a result of DISTRIBUTOR's or such affiliates inability to perform their respective obligations hereunder.


                          SECTION 10. CONFIDENTIALITY

      Each Party to this Agreement shall keep confidential any information about each other Party, or its operations obtained pursuant to this Agreement or the transactions contemplated herein and shall disclose such information only if such other Party has authorized such disclosure, or if such disclosure is required by federal, state or any other applicable regulatory bodies. If any Party hereto receives a request from such regulatory body requiring such disclosure, that Party shall immediately notify the other Parties of the request.


                      SECTION 11. ARBITRATION OF DISPUTES

      11.1 ARBITRATION BINDING. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration under the rules of the NASD in effect at that time. If the NASD refuses jurisdiction, or the Parties mutually agree in writing, the arbitration procedure described herein shall be used. In either event, the decision of the arbitrator(s) shall be final and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

      11.2 INITIATION OF ARBITRATION. To initiate arbitration, the Party seeking arbitration ("Claimant") shall notify the Party(ies) (each, a "Respondent") in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The Respondent(s) shall respond to the notification in writing within 10 days of its receipt.

      11.3  SELECTION OF ARBITRATORS.

      (a) The arbitration hearing shall be before a panel of three arbitrators, each of whom must be (i) a present or former officer of a life insurance or reinsurance company and/or (ii) an officer and principal of a registered broker-dealer. The panel must contain at least one representative from each of (i) and (ii). An arbitrator may not be a present or former affiliate, director, officer, employee, attorney, or consultant of AGNY, AGSI, and DISTRIBUTOR (or any Associated Agency or Sales Person thereof).

      (b) Claimant and Respondent shall each name five (5) candidates to serve as an arbitrator. Claimant and Respondent shall each choose one candidate from the other Party's list, and these two candidates shall serve as the first two arbitrators. Claimant and Respondent shall each present their initial lists of five (5) candidates by written notification to the other Party within 25 days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list that are required shall be presented within 10 days of the date the naming Party receives notice that a candidate that has been chosen declines to serve.

      (c) The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the Claimant and Respondent within 14 days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the Parties. Claimant and Respondent shall take turns striking thename of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the Respondent. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

      11.4 IMPARTIALITY. The Parties agree that each of the three arbitrators should be impartial regarding the dispute. Therefore, at no time will any Party contact or otherwise communicate with any person who is to be or who has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by the Parties to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other Party(ies) and shall be provided simultaneously to the other Party(ies) or shall take place in the presence of the other Party(ies). Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one Party or another.

      11.5 HEARING DATE AND TIME. The arbitration hearing shall be held on a date fixed by the arbitrators. In no event shall this date be later than six
(6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least 10 days prior to the arbitration hearing, each Party shall provide the other Party(ies) and the arbitrators with a detailed statement of the facts and arguments that it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The Claimant shall have the burden of proving its case by a preponderance of the evidence. Each Party may examine any witnesses who testify at the arbitration hearing. Each Party shall bear its own costs of arbitration, except that the arbitrators shall apportion their own reasonable fees and expenses between or among the Parties, as they deem appropriate.


                            SECTION 12. TRADEMARKS

      12.1 DISTRIBUTOR TRADEMARKS. DISTRIBUTOR has filed for a service mark in order to establish ownership to all right, title and interest in and to the name, trademark and service mark "Generations," and such other tradenames, trademarks and service marks identified in Schedule D hereto, as the Parties hereto may amend from time to time (the "DISTRIBUTOR licensed marks" or the "licensor's licensed marks"). DISTRIBUTOR hereby grants to AGNY (including its affiliates) a non-exclusive license to use the DISTRIBUTOR licensed marks in connection with AGNY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 12.

      12.2 AGNY TRADEMARKS. AGNY owns all right, title and interest in and to the tradename, trademarks and service mark "American General Life Insurance Company of New York," and such other tradenames, trademarks and service marks identified in Schedule D hereto, as the Parties hereto may amend from time to time (the "AGNY licensed marks" or the "licensor's licensed marks"). AGNY hereby grants to DISTRIBUTOR (including its affiliates) a non-exclusive license to use the AGNY licensed marks in connection with DISTRIBUTOR's performance of the services contemplated by this Agreement, subject to the terms and conditions set forth in this Section 12.

      12.3 GRANT OF LICENSE. The grant of license by DISTRIBUTOR and AGNY (each, a "licensor") to the other and affiliates thereof (the "licensees") shall terminate automatically when the Contracts (or any particular form of Contract) cease to be outstanding or by either Party at its election upon termination of this Agreement. Upon automatic termination, each licensee shall cease to use a licensor's licensed marks. Upon AGNY's elective termination of this license, DISTRIBUTOR (including its affiliates) shall immediately cease to distribute marketing material relating to any Contract and shall likewise cease any activity that suggests that it has any right under the AGNY licensed marks or that it has any association with AGNY or any affiliate of AGNY in connection with any such Contracts. Similarly, upon DISTRIBUTOR's elective termination of this license, AGNY (including its affiliates) shall cease to issue as soon as reasonably practicable, any new Contracts bearing any of the DISTRIBUTOR licensed marks and shall likewise cease any activity which suggests that it has any right under any of the DISTRIBUTOR licensed marks or that it has any association with DISTRIBUTOR or any affiliate of DISTRIBUTOR, except that AGNY shall have the right to continue to administer any outstanding Contracts bearing any of the DISTRIBUTOR licensed marks and in connection therewith to use the DISTRIBUTOR licensed marks.

      12.4 PRIOR APPROVAL. Notwithstanding any provision in this Agreement to the contrary, a licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor's licensed marks. The licensor's approval shall not be unreasonably withheld.

      12.5 SAMPLE MATERIALS. During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks that were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider, or that were not previously approved in the manner set forth above. If, on the reconsideration or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

      12.6 TRADEMARKS VALID AND ENFORCEABLE. Each licensee hereunder: (a) acknowledges and stipulates that the licensor's licensed marks are valid and enforceable trademarks and/or service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (b) agrees never to contend otherwise in legal proceedings or in other circumstances; and (c) acknowledges and agrees that the use of the licensor's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.


                       SECTION 13. BONDING AND INSURANCE

      Each Party shall maintain sufficient fidelity bond coverage (including coverage for larceny and embezzlement) and errors and omissions insurance coverage as may be required by applicable law or as such Party seems necessary in light of its obligations under this Agreement. DISTRIBUTOR shall maintain errors and omissions coverage from a reputable insurance company in an amount and form acceptable to AGNY at all times during the term of this Agreement.

                              SECTION 14. NOTICES

      14.1 MANNER OF NOTICES. Unless otherwise provided in this Agreement, any notice required or permitted to be sent under this Agreement shall be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                  American General Life Insurance Company of New York 300 South State Street
                  Syracuse, New York 13201-1456
                  Attn: Sandra M. Smith, Esq.
                  Telecopier: (315) 423-2709

                  American General Securities Incorporated
                  2727 Allen Parkway, Suite 290
                  Houston, Texas  77019
                  Attn:  F. Paul Kovach, Jr.
                  Telecopier: (713) 831-3366

                  Van Kampen American Capital Distributors, Inc.
                  One Parkview Plaza
                  Oakbrook Terrace, Illinois 601801
                  Attn:  Ronald A. Nyberg
                  Telecopier: (708) 684-6155


      14.2  NOTICE OF REGULATORY PROCEEDINGS.

      (a) AGNY and AGSI shall immediately notify DISTRIBUTOR of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to any Contract or to any Account's registration statement under the 1933 Act relating to the Contracts or any Contract Prospectus or any order having a material effect with respect to AGNY's or AGSI's ability to perform their respective obligations hereunder,
(ii) any request by the SEC or other regulatory body for any amendment to such registration statement or Contract Prospectus, (iii) the initiation of any proceeding for that purpose or for any other purpose relating to the offering of any Contract, or the registration or offering of the Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent or otherwise materially affect the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. AGNY and AGSI shall make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time. AGNY and AGSI shall also immediately notify DISTRIBUTOR if any of their Sales Persons or Associated Agencies is or becomes subject to any proceedings or is sanctioned or suspended (i) by the SEC or NASD, (ii) by any court for securities law violations, or (iii) by any state regulatory authority.

      (b) DISTRIBUTOR shall immediately notify AGNY of: (i) the issuance by any court or regulatory body of any order having a material effect with respect to DISTRIBUTOR's ability to perform its obligations hereunder, (ii) the initiation of any proceeding for any purpose relating to the sale of the Contracts, and (iii) any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. DISTRIBUTOR shall also immediately notify AGNY if any of its Sales Persons or any VKAC Associated Agency is or becomes subject to any proceedings or is sanctioned or suspended (i) by the SEC or NASD, (ii) by any court for securities law violations, or (iii) by any state regulatory authority.


                           SECTION 15. MISCELLANEOUS

      15.1 AMENDMENT. This Agreement may be amended at any time by a writing executed by the parties.

      15.2 GOVERNING LAW. This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.

      15.3 SURVIVAL OF PROVISIONS. Upon termination of this Agreement, the following provisions shall survive: Sections 2.11, 2.12, 3.3, 6, 9, 10, 11, 12, 14, and 15.

      15.4 SEVERABILITY. Should any provision of this Agreement be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

      15.5 WAIVER. Any failure or delay by any Party to enforce at any time any of the provisions of this Agreement, or to exercise any right or option which is herein provided, or to require at any time the performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement. If any Party waives the breach of any provision of this Agreement by another Party, the waiving Party still has the right to require performance of that provision and its conduct shall not be construed to waive succeeding breaches of that provision or any breaches of any other provision.

      15.6 FORCE MAJEURE. No Party shall be liable for damages due to delay or failure to perform any obligation under this Agreement where such delay or failure results directly or indirectly from circumstances beyond the control and without the fault or negligence of such Party.

      15.7  PARTIES TO COOPERATE.

      (a) AGNY, AGSI, DISTRIBUTOR, and any necessary Associated Agencies and Selling Group Members shall cooperate fully in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AGNY, AGSI, DISTRIBUTOR, and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with Contracts distributed under this Agreement. DISTRIBUTOR shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement that authorities may request in order to ascertain whether AGNY's operations are being conducted in a manner consistent with any applicable law or regulations.

      (b) DISTRIBUTOR shall execute such papers and do such acts and things as shall from time to time be reasonably requested by AGNY for the purpose of qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state, and maintaining the registration of the Contracts under the 1933 Act and any Account under the 1940 Act.

      15.8 ENTIRE AGREEMENT. This Agreement shall be the sole and only agreement among AGNY, AGSI, and DISTRIBUTOR regarding the marketing and distribution of Contracts, and it supersedes all prior and contemporaneous agreements. The Parties recognize that AGNY and DISTRIBUTOR may be parties to other agreements, the terms and conditions of which may pertain to their respective duties and obligations under this Agreement. To the extent anything in those other agreements contradicts the terms of this Agreement, this Agreement shall control. This Agreement may not be amended, supplemented, or modified, except as expressly permitted herein, without the written agreement of the Parties.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.


AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK on behalf of itself and each Account named in Schedule A hereto, as amended from time to time


    /s/DAVID DIETZ
    ---------------
BY: David Dietz,
    President and Chief Executive Officer


AMERICAN GENERAL SECURITIES INCORPORATED

    /s/F. PAUL KOVACH
    -----------------
BY: F. Paul Kovach,
    President


VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.



    /s/WILLIAM R. MOLINAR
    ---------------------
BY: William R. Molinar

                                  SCHEDULE A

NAMES OF SEPARATE ACCOUNTS

American General Life Insurance Company of New York Separate Account E


AVAILABLE CONTRACTS (IDENTIFIED BY FORM NUMBER)

Generations Variable Annuity

Certificate form number: 96033N

                                  SCHEDULE B


AGNY ADMINISTRATIVE RESPONSIBILITIES

1.    CONTRACT MAINTENANCE

      (a) File and obtain state approvals for the Contracts being issued, and any amendments thereof.

      (b) Notify DISTRIBUTOR of the effective date for each state in which the Contracts become available for issue.

      (c)   Customize   and  support   state   specific   requirements   where
            administratively feasible.

2.    CONTRACT SERVICING

      (a) Issue and maintain master records for Contracts applied for and accepted.

      (b)   Provide maintenance support for all Contract features:

      (i)   Purchase Payments (new issues, 1035 Exchanges, EFT, additions);

      (ii) Withdrawals (systematic, partial, full, cancellations, and death claims);

      (iii) Exchanges among Divisions, change of allocations;

      (iv)  Title Changes (beneficiary, ownership, name, assignments);

      (v)   Rebalancing, Dollar-Cost Averaging;

      (vi)  Annuitization.

3.    CUSTOMER CORRESPONDENCE

      (a)   Generate and provide various customer correspondence documents:

            (i)   Contract (with appropriate riders and endorsements);

            (ii)  Confirmations of financial transactions;

            (iii) Quarterly statements of account activity and balances;

            (iv)  Billing forms, in a manner agreed to between Owner and AGNY.

4.   CUSTOMER SERVICE FUNCTIONS

      (a) Provide a telephone staff or other medium to respond to customer inquiries.

      (b)   Prepare  and  update  service  forms   necessary  to  support  the
            Contract.

      (c)   Respond to written inquiries from Contract Owners.

      (d)   Coordinate complaint resolution (formal and informal).

5.    COMPLIANCE

      (a)   Coordinate the printing and mailing of the following documents:

            (i)   Separate Account semiannual and annual reports;

            (ii)  Evergreen prospectus.

      (b) Coordinate proxy solicitations as outlined in the Participation Agreement.

      (c)   Prepare updates and regulatory filings as warranted.

      (d) Generate tax reporting for Contract Owners as warranted by account activity.

      (e)   Maintain appropriate books and records.

6.    FINANCIAL

      (a)   Calculate unit values on business days of the separate account.

      (b) Place trades with corresponding Trust funds and settle such trades as defined in the Participation Agreement.

      (c)   Prepare Separate Account semiannual and annual reports .

7.    LICENSING/CONTRACTING AND COMPENSATION

      (a) Establish the initial record and perform ongoing maintenance for representatives appointed to sell the product.

      (b)   Maintain copies of all approved Selling Group Agreements.

      (c)   Arrange for payment of appointment fees.

      (d) Pay compensation based on arrangements of marketing and Selling Group Agreements.

8.    REPORTING

      (a) Provide sales or other reports as mutually agreed upon by AGNY and Distributor or Selling Group Member.

9.    COMMUNICATIONS

      (a) Provide review and feedback/approval for all marketing pieces associated with the Contract.


DISTRIBUTOR ADMINISTRATIVE RESPONSIBILITIES

1.    DISTRIBUTION

      (a)   Solicit and obtain Selling Group Agreements.

      (b)   Assist in appointing Sales Persons.

      (c)   Assist in arranging for payment of appointment fees as required.

2.    MARKETING SUPPORT

      (a) Provide wholesaling support to prospective and current Selling Group Members.

      (b) Draft and distribute approved marketing and product literature as well as all forms associated with the Contract (applications, service forms, etc.).

      (c)   Provide sales reporting data to wholesalers.

      (d)   Provide training on Contract features and procedures.

      (e)   Provide hypothetical data and illustrations for Fund performance.

                                  SCHEDULE C

      This Schedule governs the compensation to be paid by AGNY in connection with the Contracts issued in accordance with the Agreement. The defined terms used herein shall have the same meaning as in the Agreement to which this Schedule C is attached or as in the Contracts, whichever is applicable.


1.    DISTRIBUTION FEE TO DISTRIBUTOR.

      AGNY shall pay or cause to be paid to DISTRIBUTOR, each semi-monthly period, a Distribution Fee ("Fee") equal to either one percent (1%) of Purchase Payments paid pursuant to Schedule 1, 2, or 4 below, or .75 percent (.75%) of Purchase Payments paid pursuant to Schedule 3 below, and received by AGNY during such period that are attributable to all Contracts issued by AGNY. All Purchase Payments upon which the Fee may be based must be received by AGNY in accordance with the Agreement and such other requirements that AGNY and DISTRIBUTOR may, from time to time, establish. The Fee shall constitute the sole and exclusive payment by AGNY to DISTRIBUTOR with respect to the Contracts issued pursuant to the Agreement and all services rendered under or in contemplation of this Agreement.

2.    COMPENSATION TO SELLING GROUP MEMBERS.

      AGNY shall remit, or cause to be remitted, sales commissions in the amounts set out in the schedules below, as compensation to the appropriate Selling Group Members who have submitted applications for Contracts that AGNY has approved for issuance ("Sales Commissions" or "commissions"). The Parties agree that more than one schedule may be in effect at a time with respect to a Selling Group Member.

                          SALES COMMISSION SCHEDULES

Schedule 1:*                              6% commission, 0% trail commission

Schedule 2:**                             4.75% commission,  plus a 0.25% trail commission
                                          commencing  at the end of the 12th  month  after
                                          receipt  of the  initial  Purchase  Payment  and
                                          continuing  through the end of the seventh  year
                                          following   receipt  of  the  Purchase  Payment,
                                          followed by a 0.50% trail commission  commencing
                                          at the end of the third month of the eighth year
                                          following   receipt  of  the  initial   Purchase
                                          Payment.

Schedule 3:**                             5%  commission,  plus a 0.25%  trail  commission
                                          commencing  at the end of the 12th  month  after
                                          receipt  of the  initial  Purchase  Payment  and
                                          continuing  through the end of the seventh  year
                                          following   receipt  of  the  Purchase  Payment,
                                          followed by a 0.50% trail commission  commencing
                                          at the end of the third month of the eighth year
                                          following   receipt  of  the  initial   Purchase
                                          Payment.


                                      C-1


Schedule 4:**                             5.5%  commission  plus a 0.50% trail  commission
                                          commencing  at the end of the third month of the
                                          eighth  year  following  receipt of the  initial
                                          Purchase Payment.


* Schedule 1 is available from the effective date of the Agreement until the Agreement is terminated. ** Schedules 2, 3, and 4 are available beginning January 1, 1998 until the Agreement is terminated.

      In addition to the preceeding Sales Commission Schedules, the Parties agree that they may, from time to time, enter into one or more agreements with one or more Selling Group Members to pay Sales Commissions in excess of 6% but not to exceed 7%. The amount by which the rate of Sales Commission payable exceeds 6% shall be commensurate with a reduction in the amount of the 1% Fee otherwise payable to DISTRIBUTOR. (For example, a 6.4% Sales Commission rate would require a Fee payable of .6%; such agreements will always result in a sum of Sales Commissions payable plus Fees payable, of 7%.)

      Commissions shall be paid semi-monthly (unless otherwise agreed). As used in the above schedules, the term "commission" refers to an amount equal to a fixed percentage of Purchase Payments received by AGNY during each semi-monthly period that are attributable to Contracts solicited by Sales Persons. All Purchase Payments upon which the commission may be based must be received by AGNY in accordance with the Agreement and such other requirements that AGNY and DISTRIBUTOR may, from time to time, establish.

      As used in the above schedules, the term "trail commission" refers to an amount equal to an annual percentage of the Contract Account Value. Trail commissions will be initially calculated as of the date specified in the above schedules. Once trail commissions have commenced, trail commissions shall be computed on each quarterly contract anniversary by multiplying 0.0625% (in the case of a 0.25% trail commission) or 0.125% (in the case of a 0.50% trail commission) by the Contract Account Value computed on each quarterly contract anniversary. Trail commissions shall be paid at the calendar quarter end which follows the computation of the trail commission. Trail commissions shall continue until annuitization, surrender, or death which requires distribution of the Contract AccountValue.

3.    COMMISSION REDUCTIONS.

      Notwithstanding the foregoing, the following commission reductions shall apply to all DISTRIBUTOR Fees and Sales Commissions, except as otherwise noted, under the circumstances described below.

      (A) REDUCTIONS FOR PURCHASE PAYMENTS AT AGE 81 AND LATER. A 50% commission reduction shall apply with respect to Purchase Payments made on or after the Annuitant's eighty-first birthday (regardless of whether the Contract has a Contingent Annuitant). Such commission reduction is not applicable to trail commissions.

      (B) CHARGEBACKS FOR WITHDRAWALS. The following commission chargebacks shall apply on full or partial withdrawals (excluding withdrawals made pursuant to the Systematic Withdrawal

Program that are within the 10% Free Withdrawal Privilege):

      o 100% for full or partial withdrawal of a Purchase Payment made during the first six months following its receipt; and

      o 50% for full or partial withdrawal of a Purchase Payment made during the next six months following its receipt.

      The foregoing chargebacks shall not apply in the event of the death of the Annuitant or Owner during the periods specified above.


4.    NO COMPENSATION PAYABLE.

      Notwithstanding the foregoing, no compensation shall be payable, and any compensation already paid by AGNY hereunder shall either be promptly returned by check payable to AGNY on request or will be deducted by AGNY from future payments due under this Schedule C, under each of the following conditions:

      (a) if AGNY, in its sole discretion, determines not to issue the Contract applied for or rescinds the Contract;

      (b) if the Contract owner returns the Contract pursuant to the "Free Look" provision of the Contract;

      (c) if a Purchase Payment is received within 60 days following a prior partial withdrawal, and such Purchase Payment is reasonably believed to be a reinvestment of part or all of the prior partial withdrawal;

      (d) if AGNY refunds all or any portion of the Purchase Payment as a result of a complaint or grievance;

      (e)   if the Contract owner,  at the time the Contract is purchased,  is
(i) an employee or registered representative (or the spouse or minor child of an employee or registered representative) of any broker-dealer authorized to sell the Contracts, or (ii) is an officer, director, or bona-fide employee of AGNY, AGSI, or any of their company affiliates, or DISTRIBUTOR; provided, however, that the owner shall have completed, at the time the Contract is purchased, appropriate documents supplied by AGNY which provide for a waiver of all surrender charges; or

      (f) if AGNY or AGSI determines that any Sales Person signing an application or any person or entity receiving compensation for soliciting purchases of the Contracts is not duly licensed to sell the Contracts in the state or jurisdiction of such attempted sale and registered or otherwise qualified under the 1934 Act and rules thereunder and any applicable state laws and rules governing broker-dealers and their related persons.

      In addition, if AGNY determines that any Contract applied for is a replacement of any insurance or annuity product issued by AGNY or any of its affiliates, AGNY reserves the right not to pay any compensation and to require the return of any compensation already paid.

5.    MISCELLANEOUS.

      The Parties may also  supplementally  agree that AGNY will  directly pay
Sales Commissions to the appropriate Selling Group Member. AGNY, in its discretion, may offset against compensation payable by it pursuant to this paragraph any due and unpaid amounts owed to AGNY by DISTRIBUTOR.

                                  SCHEDULE D
                          (AS OF SEPTEMBER 15, 1997)


DISTRIBUTOR TRADEMARKS

      The name "Van Kampen American Capital"
      The product name "Generations"
      The phrase "A wealth of knowledge, a knowledge of wealth," and its logo design


AGNY TRADEMARKS

      The name "American General Corporation"
      The name "American General Life Insurance Company of New York" The American General logo


                                      D-1